CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use in the Statement of Additional Information constituting part of this Pre-Effective Amendment No. 1 to the registration statement on Form N-1A (the "Registration Statement") of Evergreen Select Money Market Trust, our report dated November 11, 1997, relating to the statement of assets and liabilities of Evergreen Select 100% Treasury Money Market Fund, which appears in such Statement of Additional Information which constitutes part of this Registration Statement

We  also  consent  to the  references  to us  under  the  headings  "Independent
Auditors"  and   "Financial   Statements"   in  such   Statement  of  Additional
Information.



Price Waterhouse LLP
1177 Avenue of the Americas
New York, NY 10036
November 17, 1997